                                                                      EXHIBIT 10

                         BRUSH ENGINEERED MATERIALS INC.
                                       AND
                               BRUSH WELLMAN INC.

                    AMENDED AND RESTATED INDUCEMENT AGREEMENT

                                      WITH

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                            DATED AS OF MAY 30, 2003

                         BRUSH ENGINEERED MATERIALS INC.
                                       AND
                               BRUSH WELLMAN INC.
                    AMENDED AND RESTATED INDUCEMENT AGREEMENT

                                TABLE OF CONTENTS

SECTION                                                                                 PAGE NO.
-------                                                                                 --------
     PRELIMINARY STATEMENT:............................................................     1

     1.   AFFIRMATIVE COVENANTS........................................................     2

          1A.    Financial Statements..................................................     2

          1B.    Information Required by Rule 144A.....................................     3

          1C.    Books and Records; Inspection of Property.............................     4

          1D.    Maintenance of Insurance..............................................     4

          1E.    Repurchase Rights.....................................................     4

     2.   NEGATIVE COVENANTS...........................................................     7

          2A.    [Intentionally omitted.]..............................................     8

          2B.    Prepayment............................................................     8

          2C.    Most Favored Lender...................................................     8

     3.   CONDITIONS PRECEDENT TO EFFECTIVENESS........................................     8

          3A.    Documents.............................................................     8

          3B.    Opinions of Counsel...................................................     9

          3C.    Representations and Warranties; No Potential Default..................     9

          3D.    Recording of Lease Modification.......................................     9

          3E.    Material Adverse Change...............................................     9

          3F.    Closing Certificates..................................................     9

          3G.    Corporate Documents...................................................    10

          3H.    Fees and Expenses.....................................................    10

          3I.    Proceedings...........................................................    10

     4.   EVENTS OF DEFAULT............................................................    11

     5.   REPRESENTATIONS, COVENANTS AND WARRANTIES....................................    12

          5A.    Organization..........................................................    12

          5B.    Power and Authority...................................................    13

          5C.    Financial Statements..................................................    13

          5D.    Actions Pending.......................................................    13

          5E.    Outstanding Debt......................................................      13

          5F.    Title to Properties...................................................      14

          5G.    Taxes.................................................................      14

          5H.    Conflicting Agreements and Other Matters..............................      14

          5I.    ERISA.................................................................      14

          5J.    Governmental Consent..................................................      15

          5K.    Environmental Compliance..............................................      15

          5L.    Utility Availability and Access.......................................      15

          5M.    Disclosure............................................................      15

          5N.    Regulatory Status.....................................................      16

     6.   DEFINITIONS..................................................................      16

          6A.    Capitalized Terms.....................................................      16

          6B.    Recitals..............................................................      23

          6C.    Accounting Principles, Terms and Determinations.......................      23

     7.   MISCELLANEOUS................................................................      23

          7A.    Consent to Amendments.................................................      23

          7B.    Expenses..............................................................      23

          7C.    Survival of Representations and Warranties; Entire Agreement..........      24

          7D.    Successors and Assigns................................................      24

          7E.    Disclosure to Other Persons...........................................      24

          7F.    Notices...............................................................      25

          7G.    Severability..........................................................      25

          7H.    Descriptive Headings..................................................      25

          7I.    Satisfaction Requirement..............................................      25

          7J.    Governing Law.........................................................      25

          7K.    Counterparts..........................................................      25

          7L.    Independence of Covenants.............................................      25

          7M.    Binding Agreement.....................................................      26

                    AMENDED AND RESTATED INDUCEMENT AGREEMENT

         THIS AGREEMENT ("AGREEMENT") is made as of May 30, 2003 by and among BRUSH ENGINEERED MATERIALS INC., an Ohio corporation ("HOLDINGS"), BRUSH WELLMAN INC., an Ohio corporation (the "COMPANY"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey insurance company ("PRUDENTIAL"). Reference is made to paragraph 6 hereof for definitions of capitalized terms used herein and not otherwise defined.

                             PRELIMINARY STATEMENT:

         A. Subject to the terms and conditions described in the Series 1996 Bond Purchase Agreement and the Indenture, the Toledo-Lucas County Port Authority, a port authority and political subdivision organized and existing under the laws of the State of Ohio (herein called the "AUTHORITY"), has issued, and Prudential has purchased from the Authority, Series 1996 Bonds in an aggregate principal amount of $13,100,000.

         B. Subject to the terms and conditions described in the Series 1997 Bond Purchase Agreement and the First Supplemental Indenture, the Authority has issued, and Prudential has purchased from the Authority, Series 1997 Bonds in an aggregate principal amount of $2,175,000.

         C. The proceeds of the Project Bonds have been used to pay a significant portion of the cost of constructing, equipping, furnishing, improving and otherwise developing real and personal property, to be leased to and occupied as a metal processing and manufacturing facility by the Company as lessee under the Lease.

         D. As a condition, among others, to Prudential's willingness to purchase the Project Bonds, Prudential required that the Company enter into that certain Inducement Agreement between the Company and Prudential, dated as of October 1, 1996 (the "SERIES 1996 INDUCEMENT AGREEMENT"), and that certain Series 1997 Inducement Agreement between the Company and Prudential, dated as of April 1, 1997 (the "SERIES 1997 INDUCEMENT AGREEMENT"; the Series 1996 Inducement Agreement and the Series 1997 Inducement Agreement are referred to herein, collectively, as the "EXISTING INDUCEMENT AGREEMENTS").

         E. On May 16, 2000, as part of an overall corporate reorganization, the Company became a wholly-owned subsidiary of Holdings.

         F. Holdings and the Company have requested that the Existing Inducement Agreements be amended and restated to, among other things, amend the financial reporting requirements as provided below, and Prudential is willing to agree to such amendments, subject to the terms and conditions set forth herein, and provided that (i) Holdings becomes a party to the Existing Inducement Agreements, and (ii) Holdings and the Company agree to other changes to the Existing Inducement Agreements as set forth herein.

         NOW THEREFORE, for value received and in consideration of the foregoing, in order to induce Prudential to consent to the modifications set forth herein, and to induce any other Holder to accept the transfer of all or any part of any of the Project Bonds, effective as provided in paragraph 3 hereof, Holdings hereby agrees to become a party to the Existing Inducement Agreements, and each of Prudential, Holdings and the Company hereby (a) amends and restates the Existing Inducement Agreements and
(b) covenants and agrees with and represents and warrants to the Holders from time to time of the Project Bonds as follows:

                                   AGREEMENT:

         1.       AFFIRMATIVE COVENANTS.

         1A.      FINANCIAL STATEMENTS. Holdings covenants that it will deliver to each Significant Holder in triplicate:

         (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Holdings, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of Holdings for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

         (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income, stockholders' equity, and cash flows of Holdings and its Subsidiaries for such year, and a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by Holdings which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in accordance with generally accepted accounting principles, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances and shall be without limitation as to scope of the audit; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of Holdings for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

         (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the

Securities and Exchange Commission), excluding registration statements on Form S-8 and reports filed under Section 16 of the Securities Exchange Act of 1934;

         (iv) promptly upon receipt thereof, a copy of each other report submitted to Holdings or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any Subsidiary; and

         (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, Holdings will deliver to each Significant Holder an Officer's Certificate of Holdings demonstrating (with computations in reasonable detail) compliance by Holdings and its Subsidiaries with the provisions of paragraph 2 and stating that, to the best of their knowledge based upon reasonable inquiry, there exists no Event of Default, Default, Project Service Agreement Event of Default or Project Service Agreement Default, or, if any Event of Default, Default, Project Service Agreement Event of Default or Project Service Agreement Default, exists, specifying the nature and period of existence thereof and what action Holdings proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, Holdings will deliver to each Significant Holder a report of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default, Default, Project Service Agreement Event of Default or Project Service Agreement Default, or, if they have obtained knowledge of any Event of Default, Default, Project Service Agreement Event of Default or Project Service Agreement Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default, Default, Project Service Agreement Event of Default or Project Service Agreement Default, which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         Holdings and the Company each also covenant that immediately after any Responsible Officer of Holdings or the Company, as the case may be, obtains knowledge of an Event of Default, Default, Project Service Agreement Event of Default or Project Service Agreement Default, it will deliver to each Significant Holder an Officer's Certificate of Holdings or the Company, as the case may be, specifying the nature and period of existence thereof and what action Holdings or the Company, as the case may be, proposes to take with respect thereto.

         1B.      INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of any Holder, provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Project Bonds, except at such times as Holdings is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 1B, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

         1C.      BOOKS AND RECORDS; INSPECTION OF PROPERTY. Holdings covenants that it will permit any Person designated by the Required Holder(s) in writing, at such Required Holders' expense, to visit and inspect any of the properties of Holdings and its Subsidiaries, to examine the corporate books and financial records of Holdings and its Subsidiaries and obtain copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of Holdings or any such Subsidiary and its independent public accountants as Holdings or the applicable Subsidiary and such Required Holder shall agree but in any event within three Business Days from request and during normal business hours. All inspections shall be made in strict compliance with Holding's and the applicable Subsidiaries' reasonable safety and security regulations.

         1D.      MAINTENANCE OF INSURANCE. Holdings covenants that it and each
Subsidiary shall maintain with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as is ordinarily carried by companies similarly situated in the same or similar lines of business.

         1E.      REPURCHASE RIGHTS. In the event that a Repurchase Event shall occur, each Holder of Project Bonds outstanding at the time of the occurrence of the applicable event described in (A) of the definition of Repurchase Event shall have the right to require the Company to purchase such Holder's Project Bonds on the date (the "DATE OF REPURCHASE") that is 45 days after the occurrence of such Repurchase Event at a price equal to the Repurchase Price. The "REPURCHASE PRICE" means the aggregate principal amount of the Project Bonds to be so purchased, together with accrued interest to the Date of Repurchase and the Yield-Maintenance Premium, if any, with respect to such Project Bonds. A Holder of Project Bonds shall have the right to require the purchase of all or only a portion of such Holder's Project Bonds, provided that a Holder shall have the right to require the purchase of less than all of such Holder's Project Bonds only if the Project Bonds designated for purchase by such Holder are in aggregate principal amounts of $1,000 (or any whole multiple thereof) and the aggregate principal amount of Project Bonds to be held by such Holder after the purchase by the Company is not less than $500,000.

         Within ten days after the occurrence of a Repurchase Event, Holdings shall mail a notice of the occurrence of such Repurchase Event to all Holders of Project Bonds and the Trustee. The notice shall state that a Repurchase Event has occurred, shall specify the date and nature thereof and shall set forth the Repurchase Price and the date before which a Holder must notify the Company and Holdings of such Holder's intention to exercise the repurchase right, and the procedure which such Holder must follow to exercise such right. To exercise the repurchase rights, the Holder of Project Bonds must deliver on or before the 30th day after the date of the Repurchase Event written notice to the Company and Holdings (or an agent designated by the Company or Holdings for such purpose) of the Holder's exercise of such right and the principal amount of Project Bonds as to which the Holder is exercising such right, together with the Project Bonds with respect to which the right is being exercised, duly endorsed for transfer. Once a Holder has exercised his repurchase right in the manner provided above, such exercise is irrevocable.

         For purposes of this paragraph 1E, the following terms shall have the following meanings:

         The term "APPLICABLE PERCENTAGE" shall mean, (1) in the case of each distribution referred to in clause (A)(4) of the definition of Repurchase Event, the percentage determined as of the Calculation Date of each such distribution by dividing the aggregate fair market value (as determined in good faith by the directors of Holdings, whose determination shall be conclusive and binding upon all Holders of the Project Bonds) of such distribution, by the Current Market Price of all of the common shares of Holdings outstanding on the day immediately prior to such Calculation Date and (2) in the case of each purchase or acquisition referred to in clause (A)(4) of the definition of Repurchase Event, the percentage determined as of the Calculation Date of each such purchase or acquisition by dividing all amounts expended by Holdings, any Subsidiary or any ESOP (the amount expended, if other than in cash, to be determined in good faith by the directors of Holdings, whose determination shall be conclusive and binding upon all Holders of Project Bonds) for the purchase or acquisition of any common shares of Holdings, by the Current Market Price of all of the common shares of Holdings outstanding on the day immediately prior to such Calculation Date.

         The term "CONTINUING DIRECTOR" shall mean, with respect to any Project Bond, (1) a director of Holdings who either (a) was director of Holdings on May 16, 2000 or (b) became a director of Holdings subsequent to May 16, 2000 and whose election or nomination for election by the shareholders of Holdings was duly approved by the Continuing Directors who were at that time directors of Holdings, either by a specific vote or by approval of the proxy statement issued by Holdings on behalf of the directors of Holdings, in which such individual was named as a nominee for director of Holdings.

         The term "CURRENT MARKET PRICE" shall mean the average of the daily closing prices (or, if none, the average of the last daily bid and asked prices) of the common shares of Holdings as quoted by the primary securities exchange on which such shares are traded, or, if none, the primary inter-dealer quotation system which reports quotations for such shares, for the trading days during the period of 90 consecutive calendar days ending on the day immediately prior to the Calculation Date.

         The term "ESOP" shall mean an Employee Stock Ownership Plan of the Company, as such term is defined in Section 4975(e)(7) of the Code.

         The term "INVESTMENT GRADE RATING" shall mean a rating of BBB- or higher by S&P or a rating of Baa3 or higher by Moody's or, upon any change in the rating categories of S&P or Moody's, the equivalent of such respective ratings by S&P or Moody's.

         The term "MOODY'S" shall mean Moody's Investors Services, Inc. and its successors and assigns.

         The term "REPURCHASE EVENT" shall mean

                  (A) the occurrence of any one or more of the following events:

                           (1) Holdings shall consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets to any Person (other than to a Subsidiary);

                           (2) any Person (other than Holdings, any Subsidiary or an employee benefit plan of Holdings or any Subsidiary) shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of securities of Holdings and, as a result of such purchase or acquisition, such Person (together with its associates and affiliates) shall directly or indirectly beneficially own in the aggregate (a) thirty percent (30%) or more of the common shares of Holdings or (b) securities representing thirty percent (30%) or more of the combined voting power of Holdings' voting securities then entitled to vote in elections of the directors of Holdings, in each case outstanding on the date immediately prior to the date of such purchase or acquisition (or, if there be more than one, the last such purchase or acquisition);

                           (3) Holdings purchases or otherwise acquires common shares of Holdings, if, after giving effect to such purchase or acquisition, during the 365 day period immediately preceding such purchase or acquisition, Holdings has acquired thirty percent (30%) or more of the common shares of Holdings outstanding on the date of the first such purchase or acquisition during such period;

                           (4) on any day (a "CALCULATION DATE") (a) Holdings shall make any distribution or distributions of cash, securities or other property (other than regular periodic cash dividends at a rate which is substantially consistent with past practice and other than any distribution of common shares or rights to acquire common shares) to holders of common shares, whether by means of dividend, reclassification, recapitalization or otherwise, or (b) Holdings, a Subsidiary of Holdings or an ESOP shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of common shares of Holdings, such that the sum of the Applicable Percentages of all such distributions, purchases and acquisitions contemplated by clauses (a) and (b) which have occurred on the Calculation Date and during the 365-day period immediately preceding the Calculation Date shall equal or exceed thirty percent (30%);

                           (5) Continuing Directors cease to constitute a majority of the directors of Holdings; or

                           (6)      Holdings shall at any time not own,
                  beneficially and of record, all of the outstanding shares of capital stock of the Company;

         if, but only if,

                  (B) either (1) the Required Holders request that a rating be assigned to the Project Bonds by Moody's or

         S&P and, prior to 120 days after such request, Moody's or S&P, as the case may be, has not assigned a rating to the Project Bonds that is an Investment Grade Rating or (2) during the period commencing with the first public announcement of the occurrence of such event or the intention to cause such event to occur and ending 90 days after the later of (a) such public announcement and (b) the occurrence of such event (which period shall, in either case, be extended for so long as the rating of the Project Bonds are under publicly announced consideration for possible downgrading by Moody's or S&P), the rating assigned to the Project Bonds is reduced by either Moody's or S&P from an Investment Grade Rating to a rating that is not an Investment Grade Rating.

         In the event that Holdings becomes a Subsidiary of any other corporation, these provisions shall continue to be applied to Holdings and shall also be applied to such other corporation, in the same manner, to the same extent and with the same effect as would be the case had they been applied to Holdings.

         The term "S&P" shall mean Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., and its successors and assigns.

         2. NEGATIVE COVENANTS. Unless the Required Holders shall otherwise consent in writing, Holdings and the Company, as applicable, each agrees to observe and perform each of the negative covenants set forth below so long as any Project Bond shall remain outstanding.

         2A.      [INTENTIONALLY OMITTED.]

         2B.      PREPAYMENT. Holdings covenants that it will not, and will not permit any Subsidiary of Holdings to, directly or indirectly, purchase or otherwise acquire or otherwise cause any Project Bond to be prepaid or retired in whole or in part prior to its stated final maturity (other than through regularly scheduled mandatory prepayments, upon optional redemption pursuant to
Section 4.01(b) of the Original Indenture with respect to the Series 1996 Bonds, upon optional redemption pursuant to Section 5(d) of the First Supplemental Indenture with respect to the Series 1997 Project Bonds, pursuant to paragraph 1E hereof, or upon acceleration of such final maturity upon the occurrence of an "EVENT OF DEFAULT" as defined in the Original Indenture), except pursuant to an offer to purchase or prepay made pro rata to the Holders of all Project Bonds outstanding upon the same terms and conditions.

         2C.      MOST FAVORED LENDER. Unless otherwise specified in writing by the Required Holder(s), if Holdings, the Company, or any Subsidiary of Holdings, agrees to or permits to exist at any time on or after April 1, 2003 with or for the benefit of the holder(s) of any Indebtedness of Holdings, the Company or any such Subsidiary, any Person(s) with commitments to provide loans or other financial accommodations to Holdings, the Company or any such Subsidiary, or any lessor of any personal or real property to Holdings, the Company or any such Subsidiary, including as a result of any amendment, supplement, restatement or other modification of any agreement then in effect, any financial covenant, event of default based on financial matters or any other provision that in effect functions as a financial covenant, including, without limitation, under the Credit Agreement, the Equipment Lease or the Refinancing Agreement (as defined below), which is in addition to, or more restrictive than, any financial covenant or default contained in this Agreement, whether by incorporation by reference pursuant to this paragraph 2C or otherwise (a "More Restrictive Provision"), then effective as of the later of (i) April 1, 2003, or (ii) the time Holdings, the Company or such Subsidiary first becomes subject to any such More Restrictive Provision, such More Restrictive Provision shall be incorporated herein by reference as though fully set forth herein and this Agreement shall be deemed amended at such time to include such More Restrictive Provision herein for the benefit of the Holders. Notwithstanding the foregoing, if at any time on or before December 31, 2003 (i) Holdings and/or the Company has entered into a financing arrangement (the "REFINANCING AGREEMENT") to refinance the Credit Agreement, and (ii) the Credit Agreement shall have been terminated and all obligations thereunder have been satisfied, then any More Restrictive Provision incorporated herein by reference to the Credit Agreement shall be deemed deleted. At any time at the request of the Required Holder(s), Holdings and the Company shall enter into an agreement with the Holders, in form and substance reasonably satisfactory to the Holders, which memorializes any amendment to this Agreement pursuant to this paragraph 2C including any More Restrictive Provision herein. This paragraph 2C shall not apply to any More Restrictive Provision which exists for the benefit of the holder(s) of Indebtedness of Holdings, the Company or any Subsidiary of Holdings in an aggregate amount of $5,000,000 or less.

         3. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement is subject to the satisfaction, on or before the date of this Agreement of the following conditions:

         3A.      DOCUMENTS. Prudential shall have received original
counterparts or, if satisfactory to Prudential, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, dated the date of this Agreement unless otherwise indicated, and on the date of this Agreement in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

                  (i)      This Agreement;

                  (ii) The Guaranty in substantially the form of Exhibit A hereto;

                  (iii) The 2003 Lease Modification in substantially the form of Exhibit B hereto;

                  (iv) The 2003 Indenture Modification in substantially the form of Exhibit C; and

                  (v) Such other certificates, documents and agreements Prudential shall reasonably request.

         3B.      OPINIONS OF COUNSEL. Prudential shall have received the
following legal opinions dated the date of this Agreement:

                  (i) From Mary Fredrick Coy, Esq., staff counsel to the Authority, an opinion substantially in the form of Exhibit D-1 hereto;

                  (ii) From Jones Day, special counsel to Holdings and the Company, an opinion substantially in the form of Exhibit D-2 hereto; and

                  (iii) From John Pallam, Esq., Vice President and General Counsel of Holdings, an opinion substantially in the form of Exhibit D-3 hereof.

         3C.      REPRESENTATIONS AND WARRANTIES; NO POTENTIAL DEFAULT. The
representations and warranties of Holdings and the Company contained in paragraph 5 shall be true in all material respects on and as of the date of this Agreement; there shall exist on the date of this Agreement no Event of Default, Default, Project Service Agreement Event of Default or Project Service Agreement Default (as defined in the Indenture) nor an event which, with the giving of notice or lapse of time, or both, would give rise to such an Event of Default; and Holdings shall have delivered to Prudential an Officer's Certificate, dated the date of this Agreement, to both such effects and to the effect that all of the conditions set forth in this paragraph 3 have been satisfied.

         3D.      RECORDING OF LEASE MODIFICATION. The 2003 Lease Modification
has been duly recorded (or provisions satisfactory to Prudential for the filing and recording thereof shall have been made) in the records of Ottawa County, Ohio and all taxes, fees and other charges in connection with the execution, delivery, filing and recording of the foregoing shall have been duly paid in full.

         3E.      MATERIAL ADVERSE CHANGE. No material adverse change to the financial condition, business, condition (financial or otherwise), operations or prospects of Holdings or the Company and all of their respective Subsidiaries, taken as a whole, shall have occurred since September 30, 2002, as determined by Prudential in its discretion exercised in good faith.

         3F.      CLOSING CERTIFICATES. Prudential shall have received
certificates, dated the date of this Agreement, in form and substance reasonably satisfactory to Prudential, as follows:

                  (i) A certificate of an appropriate official of the Authority as to the due adoption of resolutions by the Board of Directors of the Authority authorizing the execution of the 2003 Indenture Modification and each other document relating thereto to which the Authority is a party, and the incumbency and specimen signatures of any persons executing documents on behalf of the Authority in connection therewith;

                  (ii) An Officer's Certificate of Holdings as to the Articles of Incorporation and Code of Regulations of Holdings, the due adoption of resolutions authorizing the execution and delivery of this Agreement, the Guaranty and each other document relating thereto to which Holdings is a party, and the incumbency and specimen signatures of any persons executing documents on behalf of Holdings in connection therewith;

                  (iii) An Officer's Certificate of the Company as to the Articles of Incorporation and Code of Regulations of the Company, the due adoption of resolutions authorizing the execution and delivery of this Agreement, the 2003 Lease Modification and each other document relating thereto to which the Company is a party, and the incumbency and specimen signatures of any persons executing documents on behalf of the Company in connection therewith; and

                  (iv) An officer's certificate of the Trustee as to its authority to execute, deliver and perform its obligations under the 2003 Lease Modification and the 2003 Indenture Modification and each other document executed by the Trustee in connection therewith, its due authorization, execution and delivery of the 2003 Lease Modification and the 2003 Indenture Modification and each other document executed by the Trustee in connection therewith, and the incumbency and specimen signature of any person executing documents on behalf of the Trustee in connection therewith.

         3G.      CORPORATE DOCUMENTS. Prudential shall have received:

                  (i) a copy of the Certificate of Incorporation of Holdings certified as of a recent date by the Secretary of State of Ohio and (ii) a certificate of good standing as of a recent date for Holdings from the Secretary of State of Ohio; and

                  (ii) a certificate from an authorized officer of the Company certifying that there have been no amendments to the Certificate of Incorporation of the Company since the date of the certificate of the Secretary of State of Ohio which accompanied the Certificate of Incorporation of the Company and was issued pursuant to the Bond Purchase Agreement dated as of October 1, 1996 between the Authority and Prudential (or, if there have been any such amendments, copies of each such amendment certified as of a recent date by the Secretary of State of Ohio) and (ii) a certificate of good standing as of a recent date for the Company from the Secretary of State of Ohio.

         3H.      FEES AND EXPENSES. Prudential shall have received payment of the fees and expenses of Prudential's special counsel reasonably incurred in connection with the transactions contemplated by this Agreement.

         3I.      PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto, shall be satisfactory in substance and form to Prudential and its special counsel, and Prudential shall have received all such counterpart originals or certified or other copies of documents related to such corporate proceedings as it may reasonably request.

         4.       EVENTS OF DEFAULT.

         Upon the occurrence and during the continuance of an Event of Default, the Holders shall be entitled to exercise any one or more of the remedies available to the Holders under the Project Documents. The following events shall constitute Events of Default hereunder whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise:

         (i)      an "EVENT OF DEFAULT" as defined in the Lease shall occur; or

         (ii) any payment of principal of, interest on or Yield-Maintenance Premium with respect to the Project Bonds is not made when due, and such failure is not cured before the expiration of the grace period, if any, provided therefor in the Indenture; or

         (iii) Holdings or any of its Subsidiaries defaults (whether as primary obligor or as guarantor or other surety) in any payment of the principal of or interest on any obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or Holdings or any of its Subsidiaries fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or, if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or the holder or holders of such obligation (or a trustee on behalf of such holder or holders) causes, such obligation to become due (or to be repurchased by Holdings or any of its Subsidiaries) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such failure or other event causing acceleration (or resale to Holdings or any of its Subsidiaries) shall occur and be continuing exceeds $5,000,000; or

         (iv) any representation or warranty made by Holdings or the Company herein or in the Guaranty or by Holdings or the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

         (v) Holdings or the Company fails to perform or observe any agreement contained in paragraph 1E or paragraph 2; or

         (vi) Holdings or the Company fails to perform or observe any other agreement, term or condition contained herein or in the Guaranty and such failure shall not be remedied within 45 days after any Responsible Officer obtains actual knowledge thereof; or

         (vii) Holdings or any of its Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

         (viii) Holdings or any of its Subsidiaries shall: (a)(1) admit in writing its inability to pay its debts generally as they become due; or (2) file a petition in bankruptcy or a petition to take advantage of any insolvency act; or (3) make an assignment for the benefit of creditors; or (4) consent to the appointment of a receiver for itself or of the whole or any substantial part of its property; or (b) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof; or (c) if a petition in bankruptcy is filed against it, be adjudicated a bankrupt, or have a court of competent jurisdiction enter an order or decree appointing, without the consent of Holdings or such Subsidiary, a receiver or trustee for Holdings or any of its Subsidiaries or for the whole or substantially all of its property, or have a court of competent jurisdiction enter an order or decree approving a petition filed against it seeking reorganization or arrangement of Holdings or such Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, if any such adjudication, order or decree under this clause (c) shall not be vacated or set aside or stayed within 90 days from the date of the entry thereof; or

         (ix) Holdings or any of its Subsidiaries shall fail, within 90 days after the commencement of any proceeding against Holdings or such Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to have such proceeding dismissed, or, within 90 days after the appointment without the consent or acquiescence of Holdings or such Subsidiary, of any trustee, receiver or liquidator of Holdings or such Subsidiary or any material part of its properties, to have such appointment vacated, or Holdings or such Subsidiary shall be adjudicated as a bankrupt or insolvent; or

         (x) any order, judgment or decree is entered in any proceedings against Holdings decreeing the dissolution of Holdings and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

         (xi) the Guaranty shall cease to be in full force and effect, or Holdings shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, the Guaranty.

         5. REPRESENTATIONS, COVENANTS AND WARRANTIES. Holdings represents, covenants and warrants as follows:

         5A.      ORGANIZATION. Holdings is a corporation duly organized and existing in good standing under the laws of the State of Ohio, each Subsidiary of Holdings is a corporation existing and is validly subsisting or in good standing, as applicable, under the laws of the jurisdiction in which it is incorporated, and Holdings has and each of its Subsidiaries has the corporate power to own its respective property and to carry on its respective business as now being conducted. The names and jurisdictions of incorporation of each Subsidiary of Holdings are set forth on Exhibit 5A hereto.

         5B.      POWER AND AUTHORITY. Holdings and the Company each has full corporate power and authority to execute, deliver and perform this Agreement and to enter into and carry out the transactions contemplated by this Agreement. The execution, delivery and performance, and such entering into and carrying out of those transactions, do not, and will not, violate any provision of law applicable to Holdings or the Company, or the Articles of Incorporation or Code of Regulations of Holdings or the Company, as the case may be, and do not, and will not, conflict with or result in a conflict with or result in a default under any agreement or instrument to which Holdings or the Company is a party or by which it is bound, which would impair its ability to carry out its obligations contained in this Agreement or resulting from those transactions. This Agreement has, and to the extent required, the transactions contemplated by this Agreement have, by proper action, been duly authorized, and this Agreement has been duly executed and delivered by Holdings and the Company and constitutes a valid and binding obligation of Holdings and the Company.

         5C.      FINANCIAL STATEMENTS. Holdings has furnished Prudential with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 2001 and a consolidated statement of income, stockholders' equity and statement of cash flows of Holdings and its Subsidiaries for such year, certified by Arthur Anderson; and (ii) a consolidated balance sheet of Holdings and its Subsidiaries as at September 30, 2002 and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by Holdings. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved (except as otherwise described in the notes thereto) and show all liabilities, direct and contingent, of Holdings and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of Holdings and its Subsidiaries as at the dates thereof, and the statements of income and statements of cash flows fairly present the results of the operations of Holdings and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of Holdings and its Subsidiaries taken as a whole since September 30, 2002.

         5D.      ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of Holdings, threatened against Holdings or any of its Subsidiaries or any properties or rights of Holdings or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, condition (financial or otherwise) or operations of Holdings and its Subsidiaries taken as a whole.

         5E.      OUTSTANDING DEBT. There exists no payment default or other default in any material respect under the provisions of any instrument evidencing any Indebtedness of Holdings or the Company or of any agreement relating thereto.

         5F.      TITLE TO PROPERTIES. Holdings has, and each of its
Subsidiaries has, good and indefeasible title to its respective real properties (other than properties which Holdings or any of its Subsidiaries leases) subject to such restrictions, easements and other encumbrances of record as of the date of this Agreement or, if unrecorded, do not materially and adversely affect Holding's or the appropriate Subsidiary's use thereof and good title to all of its other properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 5C (other than properties and assets disposed of in the ordinary course of business). Holdings and each of its Subsidiaries enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the conduct of their respective businesses, none of which contains provisions which could be reasonably expected to materially affect or impair the operation of such businesses. All such leases are valid and subsisting and are in full force and effect. The Lease is in full force and effect, no default on the part of the Company exists thereunder and, to the knowledge of Holdings, no default on the part of the Authority exists thereunder.

         5G.      TAXES. Holdings has, and each of its Subsidiaries has, filed all Federal, State and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

         5H.      CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the
execution nor delivery of this Agreement or any of the other Project Documents to which Holdings or any of its Subsidiaries is a party, nor the fulfillment of nor compliance with the terms and provisions hereof and of any of the other Project Documents to which it or any of its Subsidiaries is a party will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or, except as contemplated hereby, result in the creation of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries pursuant to, the charter or code of regulations of Holdings or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), nor any instrument, order, judgment, decree, statute, law, rule or regulation to which Holdings or any of its Subsidiaries is subject. Neither Holdings nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Holdings or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, obligations of Holdings of the type to be undertaken hereunder and under the other Project Documents except as set forth in the agreements listed in Exhibit 5H hereto.

         5I.      ERISA. The execution and delivery of the 2003 Project
Documents will be exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under Section 502(i) of ERISA or a tax could be imposed pursuant to Section 4975 of the Code. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by Holdings or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by Holdings, any of its Subsidiaries or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of Holdings and its Subsidiaries taken as a whole. None of Holdings, any Subsidiary or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to Holdings and its Subsidiaries taken as a whole.

         5J.      GOVERNMENTAL CONSENT. Neither the nature of Holdings or of any of its Subsidiaries, nor any of their respective businesses or properties, nor any relationship between Holdings or any of its Subsidiaries and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Project Documents, is such as to require any authorization, consent, approval or other action by or notice to or filing with any court or administrative or governmental body (other than (i) the recording of the 2003 Lease Modification in the office of the Recorder of Ottawa County, Ohio, (ii) routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities, and (iii) notices or filings required to be given to the parties to the Project Documents under the terms of the Project Documents) in connection with the execution and delivery of this Agreement and the other 2003 Project Documents to which it or any of its Subsidiaries is a party, or fulfillment of or compliance with the terms and provisions of this Agreement and the other 2003 Project Documents.

         5K.      ENVIRONMENTAL COMPLIANCE. To the knowledge of the Responsible
Officers based upon reasonable inquiry, Holdings and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of Holdings and its Subsidiaries taken as a whole.

         5L.      UTILITY AVAILABILITY AND ACCESS. Subject only to the payment of fees, all utilities required for the use of the Project during the term of the Ground Lease, including, but not limited to, water supply, gas, electric and telephone facilities and services, and sewerage facilities and services, are available for use directly from the utility providers thereof at the boundaries of the Project Site, and the Project includes all easements, rights-of-way and licenses necessary to access the Project Facilities from public roadways.

         5M.      DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to Prudential by or on behalf of Holdings or any of its Subsidiaries in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to Holdings or any of its Subsidiaries which materially adversely affects or in the future may (so far as Holdings can now foresee) materially adversely affect the business, property or assets, or financial condition of Holdings and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to Prudential by Holdings or any of its Subsidiaries prior to the date hereof in connection with the transactions contemplated hereby.

         5N.      REGULATORY STATUS. Holdings nor any Subsidiary of Holdings is
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

         6. DEFINITIONS. For the purpose of this Agreement, (a) terms used herein that are defined in the Indenture (including those defined in the Indenture by reference to the Project

Service Agreement) and not otherwise defined herein shall have the meanings assigned to such terms by the Indenture, (b) the terms defined in the introductory paragraph and preliminary statement to this Agreement, shall have the respective meanings specified therein, and (c) the following terms shall have the meanings specified with respect thereto below:

         6A.      CAPITALIZED TERMS.

         "ASSIGNMENT" shall mean the Assignment of Lease dated as of October 1, 1996 from the Authority to the Trustee, as amended, modified or otherwise supplemented from time to time in accordance with its terms.

         "AUTHORIZED OFFICER" shall mean Holdings' or the Company's, as the case may be, chief executive officer, chief operating officer, chief financial officer, treasurer, corporate secretary, or any vice president of Holdings or the Company, as the case may be, designated as an "AUTHORIZED OFFICER" of Holdings or the Company, as the case may be.

         "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday and (ii) a day on which commercial banks in New York City are required or authorized to be closed.

         "CAPITAL LEASE" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of Holdings, the Company or any of the Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of Holdings, the Company and the Subsidiaries prepared in accordance with GAAP.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMODITY HEDGE AGREEMENT" shall mean any commodity swap agreement, forward commodity purchase agreement, forward commodity option agreement or similar agreement or arrangement.

         "CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement, dated as of June 30, 2000, among the Company, Holdings, National City Bank, in its capacity as Administrative Agent and as swing line lender, and the lending institutions party thereto, as the same may be amended, modified, restated or supplemented from time to time.

         "EQUIPMENT LEASE" shall mean the Master Lease Agreement, dated as of December 30, 1996, among the Company, National City Bank, for itself and as agent for certain participants, as the same may be amended, modified, restated or supplemental from time to time, and shall also include the schedules attached thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as Holdings within the meaning of section 414(b) of the Code, or any trade or business which is under common control with Holdings within the meaning of section 414(c) of the Code.

         "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 4, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FINANCIAL HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement; and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement.

         "FIRST SUPPLEMENTAL INDENTURE" shall mean the First Supplemental Trust Indenture dated as of April 1, 1997, between the Authority and the Trustee.

         "FIRST SUPPLEMENTAL LEASE" shall mean the First Supplemental Lease dated as of April 1, 1997, between the Authority and the Company.

         "FIRST SUPPLEMENTAL FIRST MORTGAGE" shall mean the First Supplemental First Mortgage dated as of April 1, 1997, between the Authority and the Trustee.

         "FIRST SUPPLEMENTAL PROJECT SERVICE AGREEMENT" shall mean the First Supplemental Project Service and Indemnity Agreement dated as of even date herewith, among the Authority, the Company and the Trustee.

         "GUARANTY" shall mean that certain Guaranty dated of even date herewith, by Holdings in favor of the Authority, the Trustee, the Director and the Holders, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

         "GUARANTY OBLIGATIONS" shall mean as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any

Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "HEDGE AGREEMENT" shall mean any Commodity Hedge Agreement and any Financial Hedge Agreement.

         "HOLDER" or "HOLDER OF A PROJECT BOND" shall mean the Person in whose name a Project Bond is registered in the Register.

         "INDEBTEDNESS" of any Person shall mean without duplication:

         (i)      all indebtedness of such Person for borrowed money;

         (ii) all bonds, notes, debentures and similar debt securities of such Person;

         (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

         (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder;

         (v) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances;

         (vi) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed;

         (vii)    all Capitalized Lease Obligations of such Person;

         (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such Person;

         (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations;

         (x)      all net obligations of such Person under Hedge Agreements;

         (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

         (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person; and

         (xiii)   all Guaranty Obligations of such Person;

provided that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) that are no more than forty-five days delinquent, shall constitute Indebtedness; and (y) the Indebtedness of any Person shall in any event include (without duplication) the indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

         "INDENTURE" shall mean the Trust Indenture dated as of October 1, 1996 between the Authority and the Trustee, as supplemented by the First Supplemental Indenture, as modified by the 2003 Indenture Modification and as further amended, modified and supplemented from time to time in accordance with the terms thereof.

         "INSTITUTIONAL INVESTOR" shall mean Prudential, any Prudential Affiliate or any bank, bank affiliate, financial institution, insurance company, pension fund, endowment or other organization which regularly acquires debt instruments for investment.

         "LEASE" shall mean the Lease dated as of October 1, 1996, between the Authority and the Company, as amended and supplemented by the First Supplemental Lease, as modified by the 2003 Lease Modification and as further amended and supplemented from time to time in accordance with the terms thereof and pursuant to the Assignment.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         "MORTGAGE" shall mean the Open-End Leasehold First Mortgage and Security Agreement dated as of October 1, 1996, between the Authority and the Trustee, as amended and supplemented by the First Supplemental First Mortgage and as further amended and supplemented from time to time.

         "MULTIEMPLOYER PLAN" shall mean any Plan which is a "MULTIEMPLOYER PLAN" (as such term is defined in section 4001(a)(3) of ERISA).

         "NON-DISTURBANCE AND ATTORNMENT AGREEMENT" shall mean the Non-Disturbance and Attornment Agreement dated as of October 1, 1996 among the Authority, the Trustee, Prudential and the Company, as amended, modified and supplemented from time to time in accordance with the terms thereof.

         "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of Holdings or the Company, as the case may be, by an Authorized Officer of Holdings or the Company, as the case may be.

         "OPERATING LEASE" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that Person.

         "ORIGINAL INDENTURE" shall mean the Trust Indenture dated as of October 1, 1996, between the Authority and the Trustee.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "PLAN" shall mean any "EMPLOYEE PENSION BENEFIT PLAN" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Holdings or any ERISA Affiliate.

         "PROJECT" shall have the meaning assigned to such term in the Lease.

         "PROJECT BOND" and "PROJECT BONDS" shall mean, collectively, the Series 1996 Bonds and the Series 1997 Project Bonds.

         "PROJECT DOCUMENTS" shall mean this Agreement, the Project Bonds, the Guaranty, the Lease, the Ground Lease, the Easement Agreement, the Indenture, the Project Service Agreement, the Assignment, the Non-Disturbance and Attornment Agreement, the Security Documents, the State Loan Note, the State Loan Agreement, the Second Mortgage, the Security Agreement, and each other agreement relating to the issuance of the Project Bonds or the transactions contemplated thereby, each as amended, modified or supplemented from time to time in accordance with the respective terms thereof.

         "PROJECT SERVICE AGREEMENT EVENT OF DEFAULT" shall mean an "EVENT OF DEFAULT," as defined in the Project Service Agreement, and "PROJECT SERVICE AGREEMENT DEFAULT" shall mean any event which, with notice, lapse of time or the happening of any further condition, event or act, would become a "PROJECT SERVICE AGREEMENT EVENT OF DEFAULT".

         "PROJECT SERVICE AGREEMENT" shall mean the Project Service and Indemnity Agreement, dated as of October 1, 1996, among the Authority, the Company, and the Trustee, as supplemented by the First Supplemental Project Service Agreement and as amended and supplemented from time to time.

         "PRUDENTIAL" shall have the meaning specified in the introductory paragraph of this Agreement.

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

         "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

         "REDEEMABLE STOCK" shall mean with respect to any Person any capital stock or similar equity interests of such Person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time during the term of the Project Bonds; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, or at the option of the holder or holders thereof, or otherwise, at any time during the term of the Project Bonds, other than any such redemption, repurchase or retirement occasioned by a "change of control" or similar event.

         "REGISTER" shall mean the books kept and maintained by the Registrar for registration and transfer of Series 1997 Bonds pursuant to Section 3.06 of the Original Indenture.

         "REQUIRED HOLDER(S)" shall mean, at any time, (a) the holder or holders of more than fifty percent of the aggregate principal amount of the Series 1996 Bonds outstanding at such time and (b) the holder or holders of more than fifty percent of the aggregate principal amount of the Series 1997 Bonds outstanding at such time.

         "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of Holdings or the Company, as the case may be, or any other senior executive officer of Holdings or the Company, as the case may be, involved principally in its financial administration or its controllership function.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITY DOCUMENTS" shall mean the Lease, the Ground Lease, the Assignment, the Non-Disturbance and Attornment Agreement, the Mortgage, and all other instruments, agreements or conveyances at any time delivered to either the Trustee or the Holders of the Project Bonds to create or evidence Liens to secure the obligations under the Project Bonds.

         "SERIES 1996 BOND" and "SERIES 1996 BONDS" shall mean the $13,100,000 principal amount of the Authority's Taxable Project Development Revenue Bonds, Series 1996 (Brush Wellman Project) issued by the Authority pursuant to the Series 1996 Bond Purchase Agreement and the Indenture and any bond given in substitution or exchange therefor pursuant to the terms of the Indenture.

         "SERIES 1996 BOND PURCHASE AGREEMENT" shall mean the Bond Purchase Agreement dated as of October 1, 1996 between the Authority and Prudential as amended, modified or otherwise supplemented from time to time in accordance with its terms.

         "SERIES 1997 BOND" and "SERIES 1997 BONDS" shall mean the $2,175,000 principal amount of the Authority's Taxable Project Development Revenue Bonds, Series 1997 (Brush Wellman Project) issued by the Authority pursuant to the Series 1997 Bond Purchase Agreement and the First Supplemental Indenture and any bond given in substitution or exchange therefor pursuant to the terms of the Indenture.

         "SERIES 1997 BOND PURCHASE AGREEMENT" shall mean the Series 1997 Bond Purchase Agreement dated as of April 1, 1997, between the Authority and Prudential as amended, modified or otherwise supplemented from time to time in accordance with its terms.

         "SIGNIFICANT HOLDER" shall mean Prudential or any Prudential Affiliate or any other Holder, so long as Prudential or any Prudential Affiliate or such other Holder shall hold at least 10% of the aggregate principal amount from time to time outstanding of (a) the Series 1996 Bonds and (b) the Series 1997 Project Bonds. To the extent that any notice or document is required to be delivered to the Significant Holders under this Agreement, such requirement shall be satisfied with respect to Prudential and all Prudential Affiliates by giving notice, or delivery of a copy of any such document, to Prudential (addressed to Prudential and each such Prudential Affiliate).

         "SUBSIDIARY" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Holdings.

         "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes, including, without limitation, the Equipment Lease.

         "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Project Bond purchased by any Purchaser under this Agreement.

         "TRUSTEE" shall mean National City Bank, a national banking association, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter, "TRUSTEE" shall mean the successor Trustee.

         "2003 INDENTURE MODIFICATION" shall mean that certain Indenture Modification dated as of even date herewith between the Authority and the Trustee.

         "2003 LEASE MODIFICATION" shall mean that certain Lease Modification dated as of even date herewith between the Authority and the Company.

         "2003 PROJECT DOCUMENTS" shall mean this Agreement, the Guaranty, the 2003 Lease Modification and the 2003 Indenture Modification.

         "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         6B.      RECITALS. The recitals of this Agreement are incorporated by reference into this Agreement.

         6C.      ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All
references in this Agreement to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to clause (ii) of paragraph 1A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 5C.

         7.       MISCELLANEOUS.

         7A.      CONSENT TO AMENDMENTS. This Agreement may be amended, and
Holdings or the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Holdings or the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Project Bonds. Each Holder of any Project Bond at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 7A, whether or not such Project Bond shall have been marked to indicate such consent, but any Project Bonds issued thereafter may bear a notation referring to any such consent. No course of dealing between Holdings or the Company and the Holder of any Project Bond nor any delay in exercising any rights under any of the Project Documents shall operate as a waiver of any rights of any Holder of any Project Bond. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         7B.      EXPENSES. Holdings agrees to pay, or cause one of its
Subsidiaries to pay, and save Prudential, and any Holder harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with any (i) proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by Prudential or any Holder in enforcing (or determining on and after the occurrence of a Default whether or how to enforce) any rights under this Agreement or the Project Bonds or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of Prudential's or any Holder's having acquired any Project Bonds, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of Holdings under this paragraph 7B shall survive the transfer of any Project Bonds or portion thereof or interest therein by Prudential or any Holder and the payment of any Project Bonds.

         7C.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein or made in writing by or on behalf of Holdings and the Company in connection herewith shall survive the execution and delivery of this Agreement and the other Project Documents, the transfer by any Holder of any Project Bond or portion thereof or interest therein and the payment of any Project Bond, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Holder or any Transferee. Subject to the preceding sentence, the Project Documents embody the entire agreement and understanding among Prudential, Holdings and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

         7D.      SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         7E.      DISCLOSURE TO OTHER PERSONS. Each Holder agrees to use
reasonable efforts to hold in confidence and not disclose any written information delivered or made available to it by or on behalf of Holdings or any of its Subsidiaries in connection with or pursuant to this Agreement or the other Project Documents that is clearly marked or labeled as being confidential information, other than information (a) that was publicly known or otherwise known to such Holder at the time of disclosure (except pursuant to disclosure in connection with this Agreement or the other Project Documents), (b) that subsequently becomes publicly known through no act or omission by such Holder, or (c) that otherwise becomes known to such Holder, other than through disclosure by Holdings or any of its Subsidiaries, and provided that nothing in this Agreement or the other Project Documents shall prevent any Holder from delivering copies of any financial statements and other documents delivered to such Holder, or from disclosing any other information disclosed to such Holder, by or on behalf of Holdings or any of its Subsidiaries in connection with or pursuant to this Agreement or the other Project Documents to (i) its directors, officers, employees, agents and professional consultants, (ii) any Holder of any Project Bond, (iii) any Institutional Investor to which it offers to sell any Project Bond or any part thereof, (iv) any Institutional Investor to which it sells or offers to sell a participation in all or any part of any Project Bond,
(v) any federal or state regulatory authority having jurisdiction over it, (vi) the National Association of Insurance Commissioners or any similar organization, or (vii) any other Person to which such delivery or disclosure may be necessary
(A) in compliance with any law, rule, regulation or order applicable to it, (B) in response to any subpoena or other legal process or informal investigative demand, (C) in connection with any litigation to which it is a party or (D) in order to enforce its rights under the Lease and the other Project Documents (provided that, in connection with disclosure of such confidential information to any Person described in clause (iii) or (iv), such Person has agreed to the provisions of this paragraph 7E).

         7F.      NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) or by hand delivery or telecopy and (i) if to Prudential, addressed to Prudential at the address specified for such communications in the Bond Purchase Agreement or to such other address as Prudential shall have specified in writing to the Company, and (ii) if to any Holder (other than Prudential), addressed to such Holder at the address specified by such Holder therefor in writing pursuant to the Bond Purchase Agreement, (iii) if to Holdings, addressed to it at Brush Engineered Materials Inc., 17876 St. Clair Avenue, Cleveland, Ohio 44110, Attention: Treasurer, or at such other address in the United States as Holdings shall have specified to the Holder of each Project Bond in writing, and (iv) if to the Company, addressed to it at Brush Wellman Inc., 17876 St. Clair Avenue, Cleveland, Ohio 44110,
Attention: Treasurer, or at such other address in the United States as the Company shall have specified to the Holder of each Project Bond in writing.

         7G.      SEVERABILITY. Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7H.      DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         7I.      SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Holder of Project Bonds or to the Required Holder(s), the determination of such satisfaction shall be made by such Holder or the Required Holder(s), as the case may be, in the reasonable judgment (exercised in good faith) of the Person or Persons making such determination.

         7J.      GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF OHIO.

         7K.      COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         7L.      INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid (i) the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the Holder of any Project Bond to prohibit through equitable action or otherwise the taking of any action by Holdings or any Subsidiary which would result in a Default or Event of Default.

         7M.      BINDING AGREEMENT. When this Agreement is executed and
delivered by Holdings, the Company and Prudential, subject to the provisions of paragraph 3, it shall become a binding agreement between Holdings, the Company and Prudential.

                                        Very truly yours,

                                        BRUSH ENGINEERED MATERIALS INC.

                                        By: ____________________________________
                                        Title: _________________________________

                                        BRUSH WELLMAN INC.

                                        By: ____________________________________
                                        Title: _________________________________

The foregoing Inducement Agreement is
hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: ___________________________________
            Vice President